Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-56161, 333-49732, 333-121073, and 333-128441 on Form S-8 of Sempra Energy, of our reports dated June 29, 2009, relating to the financial statements and supplemental schedules appearing in this Annual Report on Form 11-K of Sempra Energy Savings Plan, Southern California Gas Company Retirement Savings Plan, San Diego Gas & Electric Company Savings Plan, and Mesquite Power, LLC Savings Plan for the year ended December 31, 2008.

/s/ DELOITTE & TOUCHE LLP

San Diego, California
June 29, 2009